ESTATE ENHANCEMENT PROGRAM AGREEMENTS       Exhibit 10-JJ

                                    GPU, Inc.
                Split Dollar Insurance for Non-Employee Directors
                                     Summary

Background

Deferral plans provide a means for you to accumulate retirement assets and income. However, if you accumulate assets which exceed your income needs, income and estate taxes may significantly diminish the estate value of your accumulations; combined income and estate taxes can consume 75% of the ultimate benefits.

The Board of Directors of the Company has authorized the Personnel, Compensation and Nominating Committee to consider a request from a non-employee Director to forego the right to his or her existing deferred compensation, and to receive instead an insurance benefit under a split dollar insurance arrangement with the Company. The insurance arrangement would be structured so that there may be favorable financial and P&L results to the Company. In addition, the financial results to your family (or other heirs) are potentially substantially better than the results of the current arrangement. Summary of Concept

- Participation is voluntary, and is subject to the review and approval of the Personnel, Compensation and Nominating Committee. To participate, you would submit a request for participation to the Committee. The decision of whether an individual Director will be approved for participation is in the sole discretion of the Committee. Among other factors, the Committee will consider the financial and P&L consequences to the Company.

- If your participation is approved by the Committee, you would irrevocably relinquish your rights to specified amounts of compensation under the Deferred Remuneration Plan for Outside Directors of GPU, Inc.

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-    In lieu of the deferred compensation benefit, the Company would provide an insurance benefit with coverage on the joint lives of you and your spouse. The death benefit would be payable at the death of the last survivor of you and your spouse. (You could participate with a single life policy on your life alone, but the benefits would not be nearly as substantial.)

- The insurance benefit would be provided in the form of a "split dollar" life insurance program. GPU will pay premiums equal to the amount of deferred compensation you forego. A premium attributable to a relinquished balance in the Deferred Remuneration Plan would be paid when the policy is issued.

- The policy would be a "face plus cash" policy, which means that the policy death benefit will equal the initial policy face amount plus the policy cash value at the time the death benefit is paid. In general, when the death benefit is paid, GPU will receive the cash value portion of the death benefit and your beneficiary will receive the policy face amount. However, if the cash value is less than the amount of premium paid by GPU, then GPU will receive a portion of the death benefit equal to premium paid.

- During the term of the insurance arrangement, you will recognize imputed income each year. The income amount will be based on your insurance coverage amount, your age and the age of your spouse. Under survivorship coverage, the imputed income will be lower during the years in which you and your spouse are living, and higher in the years when only the survivor of you and your spouse is living.

- You can structure the insurance benefit so that it will not be subject to federal estate taxes when the death benefit is paid. This is generally accomplished by having the ownership of your rights to the policy owned by a trust you would create for the benefit of your family. You should consult with your estate planning attorney or financial advisor as it may be necessary to take certain steps at the time the insurance is applied for in order to achieve the most favorable estate planning results.

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-    If your  participation  is approved,  depending on the  consequences to the
     Company, the Committee may determine that, in addition to the insurance benefit, if GPU's share of the policy death benefit exceeds the premium it has paid, it will pay any such excess to your designated beneficiary (which may be the same or a different beneficiary as your beneficiary for the insurance benefit). Unlike the insurance benefit, this payment would be subject to income taxes and, possibly, estate taxes when paid. Many participants in these types of plans designate a charitable beneficiary to receive this payment so that the income and estate taxes can be avoided.

- If you (or your spouse) have serious health problems, this insurance arrangement may not be as attractive as if you were healthy. Following the insurance underwriting process, if the available benefits are reduced due to health issues you will not be obligated to proceed with the insurance arrangement.

- This insurance arrangement is a sophisticated estate planning technique that involves a number of tax and financial issues. You are encouraged to review the program with your estate planning attorney or other advisors before you make a final decision to request to participate.

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                                    GPU, Inc.

             Split Dollar Life Insurance for Non-Employee Directors
                            Information Request Form

Please provide me with information and personalized financial illustrations for a split dollar life insurance arrangement with GPU, Inc.

Amount Relinquished

For illustration purposes, assume that I elect to relinquish $-------------- of my account balance under the Deferred Remuneration Plan for Outside Directors of GPU, Inc.

Type of Insurance Coverage

--- I would like the insurance to be illustrated on my life only. My date of birth is -------------.

--- I would like the insurance to be illustrated on my life and the life of my spouse (Survivorship Policy). My date of birth is -------------. My spouse's date of birth is -------------.

I understand that this is a request for information only, and that this does not constitute a request to participate in the life insurance program. Also, I understand that if I subsequently decide to request participation in the insurance program, my participation is in the sole discretion of the Personnel, Compensation and Nominating Committee of the Board of Directors. I hereby authorize GPU to release to Ayco any information as may be needed to provide the requested information.

-------------------------------                  -----------------------------
Signature                                        Date

-------------------------------                  Address:
Print Name                                       -----------------------------
                                                 -----------------------------
                                                 -----------------------------
                                                 Telephone:-------------------

                            Mail or fax this Form to:
                             The Ayco Company, L.P.
                                   PO Box 8009
                                       MBS
                           Clifton Park, NY 12065-8009
                               Fax: (518) 373-1407

If you have any questions about this form, call Carole B. Snyder at GPU at (973) 455-8726, or you can call Mr. Kim Oster at Ayco at (800) 342-2779.

                            Life Insurance Agreement

An Agreement is hereby entered into between GPU, Inc. ("the Company") and ----------------- (the "Director"), and [Irrevocable Trust] dated -----------,
2000,  -------------------,  Trustee (the "Owner"), to be effective -----------,
2000.

WHEREAS, the Director is and has been a valued member of the Board of Directors of the Company (the "Board");

WHEREAS, the Director has requested that the Company enter into this Agreement providing life insurance benefits and has agreed to relinquish his rights to certain other compensation otherwise payable to the Director in the future as a condition of entering into this Agreement;

WHEREAS, the Company expects to realize certain financial and accounting benefits and advantages as a result of entering into this Agreement;

WHEREAS, in order to provide the life insurance benefits, the Company intends to pay a single premium on a policy owned by the Owner insuring the lives of the Director and the Director's spouse (the "Policy"); and

WHEREAS, in exchange for the payment of a Policy premium by the Company, the Owner shall grant the Company certain interests in the Policy cash values and death benefits. NOW, THEREFORE, in consideration of the aforementioned promises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Director, the Company and the Owner hereby agree as follows, intending to be legally bound.

1.    Deferred Compensation  Relinquished.  As a condition of entering into this
      -----------------------------------
      Agreement, the Director hereby relinquishes his rights to total compensation of $------------- of the Director's account balance under the Deferred Remuneration Plan for Outside Directors of GPU, Inc. (the "DRP").

2.    Insurance Policy.  Owner has purchased or will  subsequently  purchase the
      ----------------
      Policy, as described in Exhibit A to this Agreement, to be issued by the ---------------- Life Insurance Company (the "Insurer"). The parties hereto have taken or will take all necessary action to cause the

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      Insurer to issue the Policy,  and shall take any further  action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and the Collateral Assignment filed with the Insurer relating to the Policy as provided in Section 3 of this Agreement.

3.    Collateral Assignment. As security to the Company for the payment to it of
      ---------------------
      amounts due it under this Agreement, Owner shall execute a collateral assignment (the "Collateral Assignment") of the Policy to the Company, which Collateral Assignment will specifically limit the rights of the Company in the Policy to payment of the amounts due it under this Agreement. The Collateral Assignment shall not be terminated, altered, or amended by Owner without the express written consent of the Company.

4.    Ownership of Policy.
      -------------------

      (a) The Owner shall be the sole and exclusive owner of the Policy. However, except as otherwise provided in this Agreement, the Owner shall not borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber the Policy without the prior written consent of the Company. Unless the Company becomes the owner of the Policy pursuant to Section 8, the Owner shall maintain possession of the Policy. The Owner may elect to reduce the Policy face amount, except that the Policy face amount shall not be reduced to an amount less than the total of the Policy premiums paid or to be paid by the Company pursuant to this Agreement. If the Company has become the owner of the Policy pursuant to Section 8, then, subject to the limitations imposed by the preceding sentence, within sixty (60) days of receipt of a written request from the Owner, the Company shall complete and submit the necessary forms to the Insurer to reduce the Policy face amount in accordance with the Owner's request.

      (b) Except as provided in Section 8, the Company shall not have any ownership rights in the Policy. The Company's rights with respect to the Policy shall be limited to: (1) the right to receive a portion of the Policy death benefit in the event the Policy death benefit becomes payable while the Collateral

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            Assignment  is in effect  with  respect to the  Policy;  and (2) the right to receive  all of the  proceeds  of any Policy  cancellation,
            surrender,   loan  or  withdrawal  processed  while  the  Collateral
            Assignment is in effect.

5.    Payment of Insurance Premium by the Company. Within thirty (30) days after
      ------------------------------------------
      the issue of the Policy, the Company shall pay a Policy premium equal to the deferred compensation amount relinquished by the Director pursuant to
      Section 1 of this Agreement.

6.    Payment of  Insurance  Premiums  by the  Director  or Owner.  Neither  the
      -----------------------------------------------------------
      Director nor the Owner shall be obligated to pay any Policy premiums. However, either may decide to pay Policy premiums in addition to the premium to be paid by the Company.

7.    Death Benefit. The Owner agrees to maintain the Policy in a form such that
      -------------
      the Policy death benefit payable will be equal to the Policy face amount plus the cash accumulation account value when the death benefit becomes payable. Upon the death of the last survivor of the Director or the Director's spouse (the "Insureds"), the Company and Owner shall promptly take all action necessary to obtain in a lump sum the death benefit provided under the Policy. The Company shall have the unqualified right to receive a portion of such death benefit equal to the greater of: (1) the Policy cash account value calculated immediately prior to the death of the last survivor of the Insureds, calculated without regard to any surrender charges; or (2) the Policy premium paid by the Company. The balance of the death benefit provided under the Policy, if any, shall be paid to Owner. In no event shall the amount payable to the Company hereunder exceed the proceeds of the Policy payable at such death. No amount shall be paid to the Owner until the amounts payable to the Company have been paid to the Company. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

8.    Alternative  Death Benefit  Election.  The person or entity  designated as
      ------------------------------------
      Elector in this Section may elect a death benefit payment from the Company in lieu of the insurance benefit provided under this Agreement. The Elector can make such an election (the "Election") in writing in a form acceptable to the Company. At the time the Election is

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      made, the Owner shall transfer the ownership of the Policy to the Company.
      Thereafter, notwithstanding any provisions of Section 7 to the contrary, the entire Policy death benefit shall be payable to the Company, and no portion of such Policy death benefit shall be payable to the Owner's beneficiary(ies).

      Within thirty (30) days after it receives the Policy death benefit while the Election is in effect, the Company shall pay an amount (the "Payment Amount") to the Owner such that (1) and (2) below are equal amounts:

      (1) The additional Policy death benefit amount received by the Company (the amount in excess of the amount that would have been received by the Company if the Election was not in effect for the Policy), reduced by any taxes payable by the Company as a result of receiving the additional Policy death benefit amount.

      (2) The Payment Amount, reduced by any tax savings recognized by the Company (as determined by the Company) as a result of paying the Payment Amount.

      The Owner shall designate the beneficiary(ies) to receive the payment provided under this Section using a form provided by the Company. Any payment made by the Company to the Owner's beneficiary(ies) pursuant to this Section shall be paid from the general funds of the Company, and shall not be considered to be a payment of a life insurance benefit. The Company's obligation to pay the Payment Amount is in the nature of an unsecured and unfunded promise to pay.

      The Election under this Section shall be effective when any necessary documentation is submitted to and accepted by the Insurer. The Owner and the Company will promptly submit any required forms or documents to the Insurer when the Election is made.

      If the Company becomes the owner of the Policy pursuant to this Section, the Company shall not thereafter surrender in whole or in part, reduce the face amount of, withdraw cash value from, borrow from, or otherwise encumber the Policy without the written consent of the Owner.

      The Elector may revoke an Election, and may thereafter again make (or revoke) an Election. The Elector shall be


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

      --------------------;  if --------------- is unable or unwilling to serve, the Owner shall be the Elector.

      If the Company becomes the owner of the Policy pursuant to this Section, the Company shall thereafter invest the Policy cash values in the Policy funds selected by and in the proportions specified by the Owner. The Company agrees to submit an investment election to the Insurer within thirty (30) days after a written investment request is submitted to the Company by the Owner.

9.    Company  Default.  A Company Default shall be deemed to have occurred with
      ---------------
      respect to the Policy if the Company fails to pay a premium on the Policy as required under the terms of this Agreement within sixty (60) days after the due date for such premium, or if the Company processes or attempts to process a policy loan, or a complete or partial surrender, a face amount reduction, or a cash value withdrawal without prior written approval from the Owner.

      In the event of a Company Default, the Owner shall have the right to require the Company to cure the Company Default by notifying the Company in writing within sixty (60) days after the Company Default occurs, or if later, within thirty (30) days after the Owner becomes aware of the Company Default. If the Company fails to cure the Company Default within sixty (60) days after being notified by the Owner of the Company Default, the Owner shall have the right to require the Company to transfer its interest in the Policy to the Owner. The Owner may exercise this right by notifying the Company, in writing, within sixty (60) days after the end of the period given to the Company to cure the Company Default pursuant to the preceding sentence. Upon receipt of such notice, the Company shall immediately transfer its rights in the Policy to the Owner, either by a release of the Collateral Assignment, or by a transfer of ownership if the Company is the owner of the Policy, and the Company shall thereafter have no rights with respect to such Policy. The Owner's failure to exercise its rights under this Section shall not be deemed to release the Company from any of its obligations under the Plan, and shall not preclude the Owner from seeking other remedies with respect to the Company Default. Also, the Owner's failure to exercise its rights under this Section will not preclude the Owner from exercising such rights upon a later Company Default.

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

10.   Death  Benefit  Claims  Review  and  Procedure.  At the  death of the last
      ----------------------------------------------
      surviving Insured, the Company and Owner shall execute such forms and furnish such other documents as are required to receive payment under the Policy. The Company shall also furnish to Owner an affidavit specifying the amount of the death benefit due the Company. All death benefits under this Agreement shall be paid in accordance with the Policy and pursuant to the claims and review procedure of the Insurer.

11.   Determinations   Concerning   Benefits.   The   Company   shall  make  all
      --------------------------------------
      determinations concerning its rights to benefits under this Agreement. Any decision by the Company denying a claim by the Owner or the beneficiary for benefits under the Policy shall be stated in writing and delivered or mailed to the Owner and such beneficiaries under the Policy. Such decisions shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the Owner or such beneficiary for a full and fair review of the decision denying such claim.

12.   Obligations  of the Company.  The Company shall have no other  obligations
      --------------------------
      than those specifically enumerated in this Agreement. The payment of any Policy death benefit shall be the sole responsibility of the Insurer and nothing contained herein shall be construed as imposing upon the Company any responsibility for such payment, the economic viability of the Insurer, or to acquire or maintain additional coverage if the Insurer becomes insolvent, bankrupt, or engages in rehabilitation.

13.   Amendment;  Assignment.  This  Agreement may not be amended,  altered,  or
      ----------------------
      modified, except by a written instrument signed by the Company and Owner. Any party may assign its rights under this Agreement, provided that any such assignee shall be subject to the terms of this Agreement.

14.   Binding  Effect.  This  Agreement  shall be binding  upon and inure to the
      ---------------
      benefit of the Company and its successors and assigns, the Owner and its successors and assigns, and the Director and his or her successors and assigns.

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

15.   Notice. Any notice,  consent,  or demand required or permitted to be given
      -------
      under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address. The date of such mailing shall be deemed the date of notice, consent, or demand.

16.   Governing Law. This  Agreement,  and the rights of the parties  hereunder,
      ---------------
      shall be governed by and construed in accordance with the laws of the state of New Jersey.











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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

-----------------------------,Trustee           GPU, Inc.

By:                                             By:
   --------------------------                       --------------------------

-----------------------------                   ------------------------------
Name and Title                                  Name and Title

-----------------------------
Signature of Director












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

EXHIBIT A
DESCRIPTION OF INSURANCE POLICY

The following life insurance policy is subject or will become subject to the attached Agreement:

Insured(s):

         Insurer                       Policy Number        Face Amount
-----------------------------          -------------        -----------














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

                              Collateral Assignment

THIS ASSIGNMENT is made and entered into this ------ day of ---------, 2000, by and between [Irrevocable Trust] the undersigned owner (the "Policy Owner") of a Life Insurance Policy No. ---------- (the "Policy") issued by ---------------- (the "Insurer"), on the lives of ------------ and ------------ (the "Insureds"), and GPU, Inc. (the "Assignee").

WHEREAS, the Policy Owner has entered into a Life Insurance Agreement with the Assignee (the "Agreement"), and

WHEREAS, in consideration of the Assignee agreeing to make premium payments, the Policy Owner agrees to grant the Assignee a security interest in the Policy as collateral security for the payment of amounts due Assignee under the Agreement,

NOW, THEREFORE, the undersigned Policy Owner hereby assigns, transfers and sets over to the Assignee the following specific rights in the Policy subject to the following terms and conditions:

1. This Assignment is made as collateral security for all liabilities of the Policy Owner to the Assignee, either now existing or that may hereafter arise, pursuant to the Agreement between Policy Owner and Assignee.

2.    The Assignee's interest in the Policy shall be strictly limited to:

      a. In the event the Policy is canceled or surrendered, the right to receive directly from the Insurer an amount equal to all of the cash proceeds of such surrender or cancellation.

      b. In the event a Policy loan or cash value withdrawal is taken, the right to receive directly from the Insurer an amount equal to the loan or withdrawal proceeds.

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

      c. Upon the death of the last survivor of the Insureds, the right to receive directly from the Insurer and before any death proceeds are paid to the beneficiary of the Policy Owner, that portion of the death proceeds equal to the greater of: (i) the Policy cash account value calculated immediately prior to the death of the last survivor of the Insureds calculated without regard to any surrender charges; or (ii) the cumulative policy premiums paid by Assignee under the Policy.

3. The Insurer is hereby authorized to recognize [the Assignee's claims to rights for any action taken by the Assignee,] the validity or the amount of any of the liabilities of the Policy Owner to the Assignee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received by it shall be a full discharge and release therefore to the Insurer.

4. The Insurer shall be fully protected in recognizing a request made by the Policy Owner for surrender or cancellation of the Policy, in whole or in part, or in recognizing a request made by the Policy Owner for any loans against the Policy permitted by the terms of the Policy. In the event of any such request, the Insurer must pay the proceeds of any surrender, cancellation or loan to the Assignee, or as the Assignee shall direct.

5. Upon the full payment of the liabilities of the Policy Owner to the Assignee pursuant to the Agreement, the Assignee shall execute an appropriate release of this Assignment.

6. This Assignment shall not be terminated, altered, or amended by the Policy Owner without receipt by the Insurer of the express written consent of the Assignee.

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

IN WITNESS WHEREOF, the Policy Owner has executed this Assignment effective the day and year first above written.

-------------------------------
                                            Policy Owner Signature

Consent of Assignee

By:
   ----------------------------------

This assignment was acknowledged and recorded by ------------------------ on ------------, 2000.

By:
   ---------------------------------







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

                             Death Benefit Agreement

WHEREAS, GPU, Inc. (the "Company") is designated as beneficiary to receive a portion of an insurance policy death benefit from a policy insuring the [life] [lives] of --------------- (the "Director") [and the Director's spouse]; and

WHEREAS, the Director has been and continues to be a valued Director of the Company; and

WHEREAS, the Company desires to provide a death benefit to the beneficiaries designated by the Director; and

WHEREAS, the Director [and the Director's spouse] has [have] agreed to provide any medical history information to the insurance company or to submit to any medical exams or tests as required by the insurance company for the coverage to be issued.

NOW THEREFORE, in consideration of the promises and representations of the parties as herein recited, and in recognition of other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows, effective -----------------.

The Company is designated as a beneficiary to receive a portion of the death benefit in accordance with a collateral assignment executed in connection with policy number ---------- issued by [Carrier] insuring the [life] [lives] of the Director [and the Director's spouse] (the "Policy"). If the amount received by the Company (the "Company Death Benefit") exceeds the premium paid by the Company for such Policy, then the Company shall pay to the Director's beneficiary an amount equal to the excess of the Company Death Benefit, if any, over the premium paid by the Company for such Policy. However, the amount paid shall not exceed the excess of the portion of the Policy death benefit equal to the Policy cash account value when the policy death benefit is paid, reduced by the amount of Policy premium paid by the Company. Any amount payable shall be paid in a single sum as soon as is practicable following the Company's receipt of its portion of the Policy death benefit.

Any amount payable under this Agreement shall be paid from the general funds of the Company, and neither the Director nor the Director's beneficiary shall have, as a result of this Agreement, any rights or interest in the Policy referred to in this Agreement or any other assets of the Company.

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

The Director's beneficiary shall be -------------------------------------------
-------------------------------------------------------------------------------

This designation of beneficiary shall be irrevocable. This designation of beneficiary may be changed by the Director completing and submitting to the Company a Change of Beneficiary on a form provided by the Company. [After the Director's death, this designation of beneficiary [shall be irrevocable] [may be changed by the Director's spouse completing and submitting to the Company a Change of Beneficiary on a form provided by the Company, except that any beneficiary so designated by the Director's spouse after the Director's death must be a charitable organization or educational institution eligible to receive tax deductible donations under the Internal Revenue Code if the designated beneficiary at the time of the Director's death is an organization eligible to receive tax deductible donations.]

                                 GPU, Inc.
                                 By:


-----------------------          -----------------------------------
Director's Signature             Signature of Company Representative

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